                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND
             (Exact name of registrant as specified in its charter)

               Delaware                                   Applied for
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  2005 Market Street, Philadelphia, PA                      19103
(Address of principal executive offices)                  (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:
Common Shares of Beneficial Interest

Name of each exchange on which each class is to be registered:
New York Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act:
None
(Title of class)

Item 1. Descriptions of Registrant's Securities to be Registered.

     The  description  of  the  Registrant's  securities  to  be  registered  is incorporated  by  reference  to the  description  contained  under  the  caption
"Description of Capital Structure" in the Registrant's Registration Statement on
Form N-2 (File Nos. 333-142103 and 811-22050),  as filed electronically with the
Securities  and  Exchange  Commission  (the  "Commission")  on  April  13,  2007
(Accession No.  0001137439-07-000120)  ("Registration Statement on Form N-2") as
amended by Pre-Effective  Amendment No.1 to the  Registration  Statement on Form
N-2,   as  filed  with  the   Commission   on  May  24,  2007   (Accession   No.
0001104659-07-042805).

Item 2. Exhibits

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

                                                Date: June 8, 2007

                                                By: /s/ David P. O'Connor
                                                    David P. O'Connor
                                                    Senior Vice President